EXHIBIT 10.2
TERM NOTE

November 6, 2008
U.S. $1,522,400.00	Oakwood, Georgia
     FOR VALUE RECEIVED, the undersigned, HOME FEDERAL HOLDINGS CORPORATION, a Georgia corporation (“Borrower”), hereby promises to pay to the order of PEOPLES STATE BANK OF COMMERCE, a bank organized under the laws of the State of Tennessee (together with any subsequent holder hereof, called “Lender”), the principal sum of ONE MILLION FIVE HUNDRED TWENTY-TWO THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($1,522,400.00), or such lesser sum as may constitute the principal balance of the Term Loan outstanding pursuant to the terms of the Loan Agreement dated November 6, 2008, between Borrower and Lender (as amended or restated from time to time, the “Loan Agreement”), on the date on which such outstanding principal amounts become due and payable pursuant to Section 1.2 of the Loan Agreement in strict accordance with the terms thereof. Borrower likewise unconditionally promises to pay to Lender interest from and after the date hereof on the principal amount of the Term Loan outstanding at such interest rates, payable at such times and computed in such manner as are specified in Sections 1.2 and 1.5 of the Loan Agreement, in strict accordance with the terms thereof.
     This Term Note (this “Note”) is issued pursuant to, and is the Term Note referred to in, the Loan Agreement. Capitalized terms used in this Note, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement. Lender is and shall be entitled to all benefits and security of the Loan Agreement and of all other Loan Documents.
     Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in the Loan Agreement. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance of and accrued interest on this Note, all costs of collection, including, without limitation, reasonable attorneys’ fees.
     In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced under the Loan Agreement exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Lender, such excess sum shall be, at Borrower’s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.
     Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.
     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Lender may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.
     The rights of Lender and obligations of Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.
     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

HOME FEDERAL HOLDINGS CORPORATION (“Borrower”)

ATTEST:

By: /s/ Ricky D. Davis	By: /s/ Clyde A. McArthur

Name: Ricky D. Davis	Name: Clyde A. McArthur
Title: Secretary	Title: President

[CORPORATE SEAL]